EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT, executed this 31st day of May, 2007, by and between Audiovox Corporation, 180 Marcus Boulevard, Hauppauge, New York 11788 (the "Company"), and Patrick M. Lavelle, an individual residing at 49 Sunset Drive, Sayville, New York 11782 (the "Executive").

                                   WITNESSETH:

     WHEREAS, as of March 1, 2007 (the "Effective Date"), the Company desires to employ the Executive as President and Chief Executive Officer and to enter into a written employment agreement embodying the terms of such relationship; and

     WHEREAS, the Executive is willing to be so employed by the Company as President and Chief Executive Officer upon the terms set forth in this Agreement.


     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged by the Company and the Executive, the parties agree as follows:

1.   TERM OF AGREEMENT
     -----------------

     1.1 This Agreement shall constitute the binding obligation of the Executive and the Company as of the Effective Date and shall continue for a period of three (3) years thereafter (hereinafter referred to as the "Initial Term"). Thereafter, this Agreement shall automatically renew for additional one (1)-year terms (each, a Renewal Term" and, together with the Initial Term, the "Employment Period") unless, not less than one hundred eighty (180) days prior to the expiration of the Initial or Renewal Term, as the case may be, either party notifies the other in writing of his or its intention not to renew this Agreement.

2.   EMPLOYMENT
     ----------

     2.1 As of the Effective Date, the Executive shall be employed by the Company as, and will perform the duties and responsibilities of, President and Chief Executive Officer of the Company, reporting solely and directly to the Board of Directors. In that capacity, Executive shall perform such services, acts, and functions necessary or advisable to oversee, manage and conduct the business of the Company, and shall perform such other duties and responsibilities as may be reasonably assigned by the Board of Directors. During the Employment Period, the Executive shall not render services to any other person or organization for compensation without the prior written approval of the Company. The Executive's principal work location shall be in Hauppauge, New York, but the Executive shall travel to the extent, and to the places, reasonably necessary for the performance of the Executive's duties hereunder.



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



     2.2 During the Employment Period, the Executive shall serve as a voting member of the Board of Directors of the Company.

3.   COMPENSATION AND OTHER BENEFITS
     -------------------------------


     During the Employment Period, the Executive shall be compensated as follows:

     3.1 BASE SALARY. The Company shall pay the Executive a base salary of Seven Hundred Fifty Thousand Dollars ($750,000) per annum (the "Base Salary"), payable in accordance with the standard payroll practices of the Company as are in effect from time to time, less all deductions or withholdings required by applicable law. The Board of Directors may increase the Executive's Base Salary at any time and from time to time.

     3.2 ANNUAL INCENTIVE BONUS. During the Employment Period, the Executive shall be paid an annual bonus (the "Annual Incentive Bonus") of Two Hundred and Fifty Thousand ($250,000) Dollars (less all deductions or withholdings required by applicable law) for each and every Five Million ($5,000,000) Dollars of pre-tax profit earned by the Company during the fiscal year. By way of example only, if the Company earns Five Million ($5,000,000) Dollars of pre-tax profit, the Executive shall be paid an Annual Incentive Bonus of Two Hundred Fifty Thousand ($250,000) Dollars for the fiscal year; if the Company earns Nine Million Nine Hundred Thousand ($9,900,000) Dollars of pre-tax profit for the fiscal year, the Executive shall be paid an Annual Incentive Bonus of Two Hundred Fifty Thousand ($250,000) Dollars; if the Company earns a pre-tax profit of Ten Million One Hundred Thousand ($10,100,000) Dollars for the fiscal year, the Executive shall be paid an Annual Incentive Bonus of Five Hundred Thousand ($500,000) Dollars; and if the Company earns Four Million ($4,000,000) Dollars of pre-tax profit for the fiscal year, the Executive shall not be paid an Annual Incentive Bonus. The Annual Incentive Bonus shall be determined at the end of each fiscal year of the Company in accordance with generally accepted accounting principles, as in effect from time to time in the United States of America, consistently applied. The Annual Incentive Bonus shall be due and payable not later than sixty (60) days following the closing of the relevant fiscal year of the Company.

     3.3 DISCRETIONARY BONUS. The Executive may also receive an annual discretionary merit based bonus, at the sole discretion of the Board (the "DISCRETIONARY BONUS"), based on the Company's performance. Any Discretionary Bonus shall be in addition to any stock-based compensation provided under this Agreement, but upon the request of the Executive may be utilized as a vehicle for awarding any stock-based compensation due the Executive, including, but not limited to, that provided under Section 3.5. below. Any Discretionary Bonus shall be paid no later than sixty (60) days following the closing of the relevant fiscal year.


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



     3.4  DEFERRED COMPENSATION.

          (1) Effective as of the first fiscal year that the Company achieves any year-end pre-tax profit, and for each fiscal year thereafter during the Employment Period, the Company shall credit the Company's Deferred Compensation Plan for the Executive's benefit (the "Deferred Compensation Account"), the sum of Two Hundred Fifty Thousand ($250,000) Dollars (the "Deferred Compensation Sum"), which Sum shall be credited in addition to any other amounts  that  the  Company  may  be  required  to  pay  for  the
               Executive's benefit under such Plan or any other deferred compensation plan established for the benefit of the Executive and/or other key executives of the Company, such as any Company matching contributions. In the event that the Company's Deferred Compensation Plan is discontinued, the Company shall make arrangements to provide the Executive with another deferred compensation vehicle so that the Executive shall realize the same benefit as he would have if the Company's Deferred Compensation Plan had been continued.

          (2) The Executive's interest in the Deferred Compensation Account shall fully vest immediately, and at all times shall remain one hundred percent (100%) vested.

          (3) The Company shall administer and interpret this Section 3.4 so as to ensure the Executive is not taxed with respect to the Deferred Compensation Sum until his actual receipt thereof.

     3.5 STOCK OPTIONS. As of the Effective Date, the Executive holds options to acquire 269,926 shares of common stock of the Company. The Executive shall retain any and all rights to all such previously awarded stock options to purchase shares of the common stock of the Company. The Executive shall continue to participate in all stock-based compensation programs at the Company available to employees. Each fiscal year during the Employment Period the aggregate of the incentive stock options, non qualified options, restrictive stock awards, deferred shares, performance shares, stock appreciation rights and any combination thereof that shall be awarded to the Executive shall be appropriate to his position in the Company, as determined by the Board of Directors in its sole discretion.

     3.6 WELFARE BENEFIT PLANS. During the Employment Period, the Executive (and, if permitted by the terms of the plans, his family) shall be eligible to participate in all retirement, deferred compensation, profit sharing, medical, disability and other welfare plans (the "Employee Benefit Plans") applicable to senior officers of the Company generally in accordance with the terms of such plans as in effect from time to time. The foregoing shall not be construed to limit the ability of the Company or any of its affiliates to amend, modify or terminate any such benefit plans, policies or programs at any time or from time to time; provided -------- that at all times the Company shall, either by group or separate, individual plan for the benefit of the Executive, provide Executive (including to the extent permitted his family) with not less than the level of the benefits the Executive is receiving on the Effective Date.



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



     3.7 EXECUTIVE LIFE INSURANCE. During the Employment Period, the Company shall maintain and pay all premiums on one or more term life insurance policies for the benefit of the Executive, providing a death benefit of not less than Nine Hundred Fifty Thousand ($950,000) Dollars (collectively the "Life Insurance Policy"') payable to the Executive's designated beneficiaries.

     3.8 PAID TIME OFF. During the Employment Period, the Executive shall be entitled to not less than four (4) weeks paid vacation each fiscal year at such times as will not materially interfere with the performance of the Executive's duties.

     3.9 AUTOMOBILE. The Company shall lease, and shall pay all insurance, maintenance, repair and other charges relating to, a late model luxury automobile for use by the Executive.

     3.10 EXPENSE REIMBURSEMENT. During the Employment Period, the Executive shall be entitled to utilize Company credit cards for Company business related activities. Furthermore, the Company shall pay or promptly reimburse the Executive for all reasonable expenses, including reasonable business travel expenses, incurred by the Executive in connection with his duties and responsibilities hereunder upon submission of appropriate documentation or receipts in accordance with the policies and procedures of the Company as are in effect from time to time.

4.   TERMINATION OF EMPLOYMENT
     -------------------------


     Subject to the notice and other provisions of this Section 4, the Company shall have the right to terminate the Executive's employment hereunder, and the Executive shall have the right to resign, at any time. The "Date of Termination" (1) for Cause or by resignation without Good Reason shall be determined in accordance with the provisions of Section 4.3.; (2) by death or disability shall be the date of death or disability determined in accordance with the provisions of Section 4.2; (3) without Cause or by resignation with Good Reason shall be determined in accordance with the provisions of Section 4.1; or (4) shall mean the date this Agreement expires.

     4.1 TERMINATION WITHOUT CAUSE, RESIGNATION FOR GOOD REASON OR EXPIRATION OF THE AGREEMENT.

          4.1A DISABILITY. For purposes of this Agreement, "disability" shall have the same definition of disability as triggers payments to the Executive under the Company provided disability insurance policy covering the Executive, as in effect at the time the determination of "disability" is to be made. If no such policy is then in effect, then "disability" shall mean the Executive's inability, by reason of any physical or mental injury or illness, to substantially perform the services required by him hereunder for a period in excess of ninety (90) Business Days in any three hundred sixty (360) day period. In such event, Executive's employment shall be deemed to have terminated by reason of disability on the last day of such ninety (90) Business Day period.



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



          4.1B CAUSE DEFINED. For purposes of this Agreement, "Cause" shall mean a termination of the Executive's employment by the Company due to any of the following reasons:

               (1) the entry of a final non-appealable judgment of conviction of the Executive by a court for a felony committed after the Effective Date, or entry of a plea of no lo contendere by the Executive to such a felony; or

               (2) the Executive's willful failure, or gross negligence, other than by reason of his disability or legal incompetence, to substantially carry out his duties hereunder within ten (10) Business Days of written notice from its Board of Directors, specifying such failure or gross negligence; or

               (3) the Executive's willful engagement in illegal or fraudulent conduct or his willful violation of any material laws applicable to the Executive.

          For purposes of this Section 4.1B, no act or failure to act by the Executive shall be considered "willful" if such act or failure to act by the Executive is the result of the Executive's good faith belief that the act or failure to act is or was in the best interests of the Company.

          4.1C CHANGE IN CONtROL.  For purposes of this Agreement,  a "Change in
               Control of the Company" shall mean a merger, reorganization or sale of all or substantially all of the assets of the Company or similar transaction (excluding a merger where the Company is the surviving entity), where the successor entity fails to expressly assume all of the Company's obligations under this Agreement.

          4.1D GOOD REASON.  For purposes of this  Agreement,  a resignation for
               "Good Reason" shall mean the Executive's resignation: (A) within twelve (12) months of a Change in Control of the Company; or (B) within one hundred eighty (180) days following: (1) the Executive's not being a voting member of the Board of Directors of the Company; or (2) Executive's written notice to the Company of (i) a material reduction in the scope of the Executive's powers, duties, title or responsibilities, (ii) the assignment to the Executive of duties materially inconsistent with this Agreement or an adverse change in his title or authority or (iii) the Company's material breach of this Agreement; or (3) Executive's written notice to the Company of a change in the Executive's primary place of work, in each case which is not cured by the Company within ten (10) Business Days of receiving such notice.




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




          4.1E TERMINATION PROCEDURE. The Company may terminate the Executive's employment hereunder at any time without Cause on twenty (20) Business Days' prior written notice to the Executive (the term "Business Day" meaning a day other than one on which commercial banks in New York City are permitted or required to close). The Executive may terminate his employment hereunder for Good Reason at any time on twenty (20) Business Days prior written notice to the Company. The Date of Termination in either such event shall be the twentieth Business Day following the giving of such notice. If the Agreement expires, the Date of Termination shall be the date the Agreement expires.

          4.1F POST-EMPLOYMENT   BENEFITS.   If  the  Company   terminates   the
               Executive's employment hereunder without Cause (other than due to death or disability), or if the Executive terminates his employment hereunder for Good Reason or if the Employment Agreement expires by reason of the Company not renewing the Employment Period, the Executive, upon execution of mutual releases reasonably satisfactory to the Executive and the
               Company, and provided the Executive is in compliance with his duties and obligations under Section 5 hereof, shall be entitled to receive only:

               (1)  his  Base  Salary   through  and   including   the  Date  of
                    Termination;

               (2) any bonus(es) actually awarded and earned for prior completed fiscal years, but not yet paid as of the Date of Termination, and a pro rata portion of the bonus set forth in Section 3.2 hereof for the fiscal year in which the Date of Termination occurs, determined based on the numbers of full months in such fiscal year prior to the Date of Termination divided by twelve, and the pre-tax profit for such fiscal year through the last month ending prior to the Date of Termination annualized for a full twelve month period;

               (3)  an  amount  in  cash  equal  to the  average  of the  Annual
                    Incentive Bonuses awarded in the two years immediately preceding the year in which the Date of Termination occurs (the "Average Bonus"), payable in equal installments on a monthly basis during the twelve months immediately following the Date of Termination, and 50% of the amount of the Average Bonus, payable in equal monthly installments during the second twelve months following the Date of Termination (the "Severance Bonus");

               (4) any and all vested benefits, including payment of all amounts in the Deferred Compensation Account, and a pro rata payment of the Deferred Compensation Sum determined under
                    Section 3.4 based on the number of calendar days transpired during the fiscal year (prior to the Date of Termination) in which such termination or resignation occurs over 365 (the "Pro-Rata Deferred Compensation Payment");



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



               (5) all stock based compensation previously awarded and outstanding shall be vested except for those awards which vest in whole or in part based on performance of the Company, which awards shall remain outstanding and vest in accordance with their terms (excluding any requirement for continued employment) on a pro rata basis based on the number of days prior to the Date of Termination in the relevant performance period;

               (6) reimbursement for all expenses incurred, but not yet paid, as of the Date of Termination;

               (7) payment of the per diem value of any unused vacation days accruing during the Employment Period based upon Executive's most recent level of Base Salary;

               (8) for the greater of (a) the remainder of the Initial Term or the Renewal Term, as the case may be, or (b) two years (the "Separation Period"), the Base Salary plus Deferred
                    Compensation multiplied by the number of months of the Separation Period divided by 12 that would be paid during such Period to Executive (collectively, the "Separation Payment"), which shall be paid in equal installments on a monthly basis during the Separation Period;

               (9) rights to indemnification as set forth in Section 7 of this Agreement; and

               (10) (a)  continuation  throughout the  Separation  Period of the
                    Life Insurance Policy, and upon completion of such period, ownership of the Life Insurance Policy shall be transferred to the Executive at no cost to the Executive; and (b) continuation during the Separation Period or until the Executive begins to participate in a subsequent employer's medical plan, of medical, disability and other health coverages at the level in effect on and at the same out-of-pocket cost to the Executive as of, the Date of Termination; it being understood that the period of coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 shall commence on the first day following the Date of Termination.



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     4.2  TERMINATION DUE TO DEATH OR DISABILITY.

          4.2A TERMINATION. Upon Executive's death or disability during the Employment Period, the employment relationship created pursuant to this Agreement shall immediately terminate, and no further compensation shall be payable to Executive except as provided herein in this Section 4.2.

          4.2B POST-EMPLOYMENT BENEFITS. Date of Termination shall be the date of death or disability, as the case may be, and in such event the Executive shall be entitled to receive only:

               (1)  his  Base  Salary   through  and   including   the  Date  of
                    Termination;

               (2) any bonus(es) actually awarded for prior completed fiscal years, but not yet paid as of the Date of Termination and a pro rata portion of the bonus set forth in Section 3.2 hereof for the fiscal year in which the Date of Termination occurs, determined based on the numbers of full months in such fiscal year prior to the Date of Termination divided by twelve, and the pre-tax profit for such fiscal year through the last month ending prior to the Date of Termination annualized for a full twelve month period;;

               (3)  payment of the Severance Bonus;

               (4)  any  and  all  vested  benefits,  including  payment  of all
                    amounts  in  the  Deferred   Compensation  Account  and  the
                    Pro-Rata Deferred Compensation Payment;

               (5) reimbursement for all expenses incurred, but not yet paid, as of the Date of Termination;

               (6) payment of the per diem value of any unused vacation days accruing during the Employment Period based upon Executive's most recent level of Base Salary;

               (7) in the event of termination by reason of disability, (a) payments equal to the Base Salary less amounts payable under the Company's long-term disability policy during the one year period following the Date of Termination, which shall be paid in equal monthly installments during the 12 month period following the Date of Termination; (b) continuation throughout the Separation Period of the Life Insurance Policy, and upon completion of such period, ownership of the Life Insurance Policy shall be transferred to the Executive at no cost to the Executive; and (c) continuation during the Separation Period or until the Executive begins to participate in a subsequent employer's medical plan, of medical, disability and other health coverages at the level in effect on, and at the same out-of-pocket cost to the Executive as of, the Date of Termination; it being understood that the period of coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 shall commence on the first day following the Date of Termination;



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



               (8) in the event of termination by reason of death, the Company shall take the steps reasonably necessary to have all proceeds from the Life Insurance Policy promptly paid to the beneficiaries designated thereunder;

               (9) rights to indemnification as set forth in Section 7 of this Agreement; and

               (10) all  stock  based   compensation   previously   awarded  and
                    outstanding shall vest on a pro rata basis based on the number of days the Executive was employed during the vesting period, except for those awards which vest in whole or in part based on the performance of the Company, which awards shall remain outstanding and vest in accordance with their terms (excluding any requirement of continued employment), on a pro rata basis based on the number of days prior to the Date of Termination in the relevant performance period.

     4.3  TERMINATION FOR CAUSE OR RESIGNATION WITHOUT GOOD REASON.

          4.3A PROCEDURE. The Company may terminate the Executive's employment hereunder at any time for Cause on three (3) Business Days' prior written notice to the Executive. The Executive may terminate his employment hereunder without Good Reason at any time on Twenty
               (20) Business Days prior written notice to the Company. The Date of Termination in either such event shall be the twentieth Business Day following the giving of such notice.

          4.3B POST-EMPLOYMENT BENEFITS. If, prior to the expiration of the Initial or any Renewal Term, the Executive's employment is terminated by the Company for "Cause" or the Executive resigns from his employment hereunder for any reason other than for "Good Reason", the Executive shall be entitled to receive only the following:

               (1)  his Base Salary up to and including the Date of Termination;

               (2) any bonus(es) actually awarded for prior completed fiscal years, but not yet paid as of the Date of Termination;

               (3) reimbursement for all expenses incurred, but not yet paid, as of the Date of Termination;

               (4) payment of the per diem value of any unused vacation days accruing during the Employment Period based upon Executive's most recent level of Base Salary;

               (5) any and all vested benefits, including payment of all amounts in the Deferred Compensation Account;

               (6) rights to indemnification as set forth in Section 7 of this Agreement;


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

               (7) transfer of ownership of the Life Insurance Policy to the Executive, without further obligation of the Company to pay premiums; and

               (8)  retention  of  all   stock-based   compensation   previously
                    awarded, which shall be held by the Executive until, and may be executed at any time prior to, their expiration.

          4.3C HEARING PROCEDURE. The existence of Cause must be confirmed by not less than a majority of the Board of Directors at a meeting called for such purpose prior to any termination.

               (1) In the event the Board confirms the existence of Cause, the Company shall notify the Executive that the Company intends to terminate the Executive's employment for Cause under this
                    Section 4.A. (the "Confirmation Notice"). The Confirmation Notice shall specify the act, or acts, upon the basis of which the Board has confirmed the existence of Cause and the Confirmation Notice must be delivered to the Executive within fifteen (15) Business Days after the Board confirms the existence of Cause.

               (2) If the Executive notifies the Company in writing (the "Opportunity Notice") within twenty (20) Business Days after the Executive has received the Confirmation Notice, the Executive (together with counsel) shall be provided the opportunity to meet formally with the Board (or a sufficient quorum thereof) to discuss such act or acts. The meeting with the Board shall occur at a mutually agreed upon date, but in no event more than twenty (20) Business Days after the Company receives the Opportunity Notice from the Executive, and at the Company's headquarters. If the Board attends such meeting and in good faith does not rescind its confirmation of Cause at such meeting, the Company shall immediately upon the closing of such meeting, deliver to the Executive a Notice of Termination for Cause under this
                    Section 4.3(C).


               (3) If the Executive does not respond in writing to the Confirmation Notice in the manner and within the time period specified in Section 4.3C(2) above, the Company shall thereafter issue a Notice of Termination for Cause which shall set forth the date on which the Company intends to terminate the Executive's employment.

               (4) The Date of Termination shall be the date specified in the Notice of Termination for Cause.

               (5) The procedure set forth in this Section 4.3C to determine the existence of Cause shall at all times be subject to the requirements of applicable law, regulation, regulatory bulletin or other regulatory requirements.

          4.3D RESIGNATION WITHOUT GOOD REASON. A resignation by the Executive without Good Reason shall take effect on, and the Date of Termination shall be, the date specified in the written notice of resignation from the Executive to the Company provided that such date shall be at least ninety (90) days after the date such written notice is given.

     4.4 NO MITIGATION; NO OFFSET. In the event of any termination of employment under this Section 4, except if the termination is without Good Reason, the Executive shall be under no obligation to seek other employment or to mitigate damages and there shall be no offset against any amounts due the Executive under this Agreement. Any amounts due under this Section 4 are in the nature of separation benefits, or liquidated damages, or both, and are not in the nature of a penalty. Until the Date of Termination, the Executive shall be entitled, to the extent not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, to be paid his then Base Salary, and otherwise to continue to receive all other benefits to be paid to him during the Employment Period, and there shall be no reduction whatsoever of any amounts payable to the Executive, hereunder.

     4.5 NO OBLIGATION. Subject to the terms of this Agreement, the Company shall have no obligation to continue or maintain any Employee Welfare Benefit Plan for any other employees solely as a result of the provisions of this Agreement.

     4.6 409A. If the Executive is a "specified employee" (as defined in Section 409A of the Internal Revenue Code of 1986, as amended) on the Date of Termination, the Company shall not make any payments of "nonqualified deferred compensation" (for purposes of Section 409A of the Code) to the Executive pursuant to Section 4 until one day following the six month anniversary of the Date of Termination, and the amount payable on that day shall equal the sum of all amounts that would otherwise have been paid during the first six months immediately following the Date of Termination.

5.   RESTRICTIVE COVENANTS
     ---------------------

     5.1  CONFIDENTIAL INFORMATION.

          5.1A The Executive agrees and acknowledges that during the performance of his duties with the Company he will receive and have access to confidential, proprietary, and/or trade secret information concerning the Company (hereinafter "Confidential Information"). "Confidential Information" means information which has substantial value to the Company, regardless of form or characteristic, and which: (a) the Company does not make available to the public, industry, or third parties; (b) relates to the Company's business operations, products, processes, business plans, purchasing, marketing, clients, suppliers, or service providers; and (c) may include (i) financial information and data, (ii) information pertaining to personnel and compensation, (iii) marketing plans and related information, (iv) the names, lists, contact information, and practices of clients and vendors, (v) plans, products, designs, design concepts, drawings, software, developments, memoranda, data, improvements, and methods of operation, (vi) computer software (including object code and source code), data and databases, outcome research, documentation, instructional material, inventions, processes, formulas, technology, designs, drawings, engineering, hardware, configuration information, models, manufacturing processes, sales and cost information, and (vii) business methods, techniques, plans, and the information contained therein.

          5.1B During the Employment Period and thereafter, the Executive agrees that he will not publish, use or disclose Confidential Information to anyone other than authorized Company personnel. The Executive specifically agrees that he will not make use of any such Confidential Information for his own purpose, or for the benefit of any person, firm, company or other entity except for the benefit of the Company.

          5.1C During the Employment Period and thereafter, the Executive agrees that he will  not  remove  any  printed,  written,  recorded,  or graphic material, or any reproduction thereof, constituting, containing or reflecting Confidential Information from the Company's premises, except for legitimate business purposes. At the time his employment with the Company ceases, the Executive agrees that he will return any and all materials and/or reproductions constituting, containing or reflecting Confidential Information in his possession or under his custody or control to the Company.

     5.2 COVENANT NOT TO COMPETE. For purposes of the covenant in this Section 5.2, a Competitive Enterprise is any business enterprise located in the United States that engages in any activity, or owns a majority voting interest in any entity that engages in any activity, that competes with the Company. The Executive hereby covenants and agrees that during the course of his employment and for 24 months thereafter (the "Restricted Period"), Executive shall not directly or indirectly
          (a) form, or acquire a ten percent (10%) or greater equity ownership interest in, any Competitive Enterprise provided that this restriction shall not apply to a Competitive Enterprise whose securities are publicly traded; or (b) become an employee, officer, partner, director, consultant, agent or advisor of any Competitive Enterprise within the United States.

     5.3 NON-SOLICITATION. During the Restricted Period, the Executive expressly agrees not to (1) call upon, solicit, sell or attempt to sell any product or services in competition with those offered by the Company to

          (i) any person or firm that was a customer of the Company at any time during the twelve (12) month period prior to the Date of Termination; or

          (ii) any person or firm that was a prospective customer of the Company and whose account Executive helped directly to solicit during the six (6) month period preceding the Date of Termination;

          or (2) directly or indirectly, solicit, induce, or call upon any employee of the Company to terminate his employment with the Company.

     5.4 NON-DISPARAGEMENT. During the Employment Period and thereafter, the Company and Executive agree that they shall not, directly or indirectly, make or cause or assist any other person to make, any statement or other communication which impugns or attacks, or is otherwise critical of the reputation, business or character of the other, including any of the officers, directors, employees, products or services of the Company. Nothing herein shall prohibit truthful statements to government agencies or testimony as compelled by judicial or administrative process.

     5.5 ENFORCEABILITY. Each covenant in this Section 5 shall be enforceable against the Executive during the Employment Period and during the Restricted Period. If any covenant in this Section 5 is held to be unenforceable or against public policy by the tribunal designated in
          Section 9 below or, if appropriate, by a court of competent jurisdiction, such covenant will be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, will be binding and enforceable against the Executive.

6.   INDEMNIFICATION
     ---------------

     To the fullest extent permitted by law, but subject to the provisions of the Certificate of Incorporation of the Company and the By-laws of the Company in effect from time to time (provided that no amendment thereto shall in any way lessen the Executive's rights hereunder to less than is provided in the Certificate of Incorporation and/or By-laws as of the Effective Date), the Company shall promptly, after receipt of a request by the Executive, indemnify, defend and hold harmless the Executive with respect to any claims (whether litigated or not) against the Executive in his capacity as an employee, officer or director of the Company, whether by or on behalf of the Company, its shareholders or third parties, and the Company shall promptly advance to the Executive an amount equal to the reasonable fees and expenses incurred in defending such matters, promptly after receipt of a reasonably itemized request for such advance. The Company may procure insurance with respect to the obligations provided in this Section 7 and shall provide such additional indemnification protection to the Executive as may be provided to other directors or key executive officers of the Company.

7.   INJUNCTIVE RELIEF AND ADDITIONAL REMEDIES
     -----------------------------------------

     The parties acknowledge that the injury that would be suffered as a result of a breach of Section 5 of this Agreement would be irreparable and that an award of monetary damages for such a breach would be an inadequate remedy. Consequently, each party acknowledges and expressly agrees that the other party will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce Section 5 of this Agreement providing the party posts an adequate bond or other security in seeking such relief.

8.   ALTERNATE DISPUTE RESOLUTION
     ----------------------------

     Any dispute concerning the interpretation or enforcement of this Agreement shall be resolved by a panel of three (3) arbitrators in accordance with the rules of JAMS/ENDISPUTE, or if that organization shall cease to exist, of a successor or similar organization, or if no such organization shall exist, then in accordance with the rules of the American Arbitration Association. The decision of the panel of three (3) arbitrators shall be final and binding on all parties. All such matters involving the issue, as well as the proceedings at issue, shall be kept strictly confidential, except as may be required by law, it being expressly agreed by all parties hereto that the breach of the confidentiality requirement hereunder shall be materially damaging, directly and indirectly, to all parties hereto. If the panel determines that the non-prevailing party in any such dispute acted in bad faith in connection therewith, the panel may award to the prevailing party reasonable legal fees and costs associated with the dispute.

9.   VENUE
     -----

     All disputes shall be arbitrated in Nassau, New York or Suffolk Counties, New York.

10.  NOTICES
     -------


     Any notice, demand, request or other communication hereunder by either party to the other shall be given in writing by personal delivery, certified mail, return receipt requested, or (if to the Company) by facsimile, in any case delivered to the applicable address set forth below:


                  To the Company:

                           Audiovox Corporation
                           180 Marcus Boulevard
                           Hauppauge, New York  11788


                  With a copy to:

                           Howard B. Adler, Esq.
                           Fried, Frank, Harris, Shriver & Jacobson LLP
                           One New York Plaza
                           New York, NY 10004

                  To the Executive:

                           Mr. Patrick M. Lavelle, CEO c/o Audiovox Corporation 150 Marcus Boulevard Hauppauge, New York 11788


                  With a copy to:

                           Thomas J. Killeen, Esq.
                           Farrell Fritz, P.C.
                           1320 Reckson Plaza, 14th Floor
                           Uniondale, New York  11556-1320

     Any such communication shall be deemed given and received on the date of personal delivery or fax transmittal and three (3) Business Days after being sent by certified mail, return receipt requested.


11.  SUCCESSORS AND ASSIGNS
     ----------------------

     This Agreement is personal to Executive and shall not be assignable by Executive. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Subject to the rights of the Executive under this Agreement, the Company may assign and transfer its rights to, and will require its obligations under this Agreement to be expressly assumed by, a successor to all or substantially all of its equity ownership interests, assets or business by dissolution, merger, consolidation, transfer of assets or stock, or otherwise. Except as stated herein, nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

12.  VOLUNTARY AGREEMENT
     -------------------

     Executive and the Company represent and agree that each has reviewed all aspects of this Agreement, has carefully read, and fully understands, all provisions of this Agreement and is voluntarily entering into this Agreement. Each party represents and agrees that such party has had opportunity to review any and all aspects of this Agreement with the legal, tax, or other advisors of such party's choice. Both parties represent that each has obtained advice regarding the legal, tax, and other consequences of the terms and conditions of this Agreement.

13.  ENTIRE AGREEMENT
     ----------------

     This is the entire agreement between the parties with respect to the matters set forth herein and supersedes any and all prior or contemporaneous agreements or understandings between them. Except as expressly provided herein, this Agreement may not be changed or terminated orally, and no change, termination, or attempted waiver of any of the provisions hereof shall be binding unless in writing signed by both Executive and the Chairman or other duly authorized representative of the Company. Any such written changes, terminations, or waivers must specifically reference this Agreement, and such changes as the Company may from time-to-time make in its general policies and procedures shall not be deemed or construed to be written amendments to this Agreement, whether such changes are in writing or not.

14.  WAIVER
     ------

     No provision of this Agreement may be waived in any manner except by written agreement of the parties. In the event any provision is waived, the balance of the provisions shall nevertheless remain in full force and effect and shall in no way be waived, impaired or otherwise modified. No failure or delay on the part of either the Executive or the Company hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

15.  MODIFICATIONS
     -------------

     Neither this Agreement nor the provisions contained herein may be extended, renewed, amended or modified other than by a written agreement executed by Executive and the Chairman or other duly authorized representative of the Company.

16.  SEVERABILITY
     ------------

     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

17.  CONSTRUCTION
     ------------

     The rule that a contract is to be construed against the party drafting the contract is hereby expressly waived by the parties, and shall have no applicability in construing this Agreement or the terms hereof. Any headings and captions used herein are only for convenience and shall not affect the construction or interpretation of this Agreement.

18.  GOVERNING LAW
     -------------

     All issues concerning the enforceability, validity, and binding effect of this Agreement shall be governed by and construed in accordance with the laws of New York without giving effect to any choice of law or conflict of law provision or rule (whether of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than New York.

19.  COUNTERPARTS
     ------------

     This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE DATE WRITTEN ABOVE.





                               AUDIOVOX CORPORATION



Date: May 31, 2007

                                By: /s/ John J. Shalam
                                ---------------------------
                                Name: John J. Shalam
                                Title: Chairman



                                /s/Patrick M. Lavelle
                                ---------------------------
                                Patrick M. Lavelle